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                                                                    EXHIBIT 99.2


                               FORM OF PROXY CARD
                               GLOBEX ENERGY, INC.
                             820 GESSNER, SUITE 1680
                              HOUSTON, TEXAS 77024
               SPECIAL MEETING OF STOCKHOLDERS ON __________, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF GLOBEX ENERGY, INC.

         The undersigned hereby appoints C. John Miller, A. V. Jones, Jr., and
L. Gene Kornegay as proxies (each with power to act alone and with full power of substitution) to vote, as designated herein, all shares of common stock and preferred stock the undersigned is entitled to vote at the special meeting of stockholders of Globex Energy, Inc. to be held on [ ], 2001, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the special meeting and any and all adjournments thereof.
                                   ----------

Your vote for approval and adoption of the Agreement and Plan of Merger, dated as of April 5, 2001, by and among Apco Argentina Inc., Globex Energy, Inc., and Apco Delaware, Inc. and the transactions contemplated therein, as described in the accompanying joint proxy statement/prospectus, may be specified on the reverse side. 3,994,890 Apco ordinary shares will be issuable upon consummation of the merger on the basis of the exchange ratios of 1.896 Apco ordinary shares per share of Globex common stock and 3,846,154 Apco ordinary shares per share of Globex preferred stock.

IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ADOPTION OF THE AGREEMENT AND PLAN OF MERGER IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF GLOBEX ENERGY, INC.



                   (SPECIFY CHOICES AND SIGN ON REVERSE SIDE)

                            [REVERSE SIDE OF PROXY]


                            *YOUR VOTE IS IMPORTANT*



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Please complete (X) in blue or black ink.

THE BOARD OF DIRECTORS OF GLOBEX ENERGY, INC. RECOMMENDS A VOTE FOR PROPOSAL 1.

1. To approve and adopt the Agreement and Plan of Merger, dated as of April 5, 2001, by and among Apco Argentina Inc., Globex, and Apco Delaware, Inc., the merger of Apco Delaware, Inc., a subsidiary of Apco, with and into Globex in accordance with the terms of the merger agreement and the transactions contemplated by the merger agreement, pursuant to which holders of Globex common stock and preferred stock will become holders of Apco ordinary shares in a stock for stock merger.

FOR  [ ]   AGAINST       [ ]    ABSTAIN         [ ]

THE BOARD OF DIRECTORS OF GLOBEX ENERGY, INC. RECOMMENDS A VOTE FOR PROPOSAL 2.

2. To act upon the postponement or adjournment of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposal in item (1).

FOR  [ ]   AGAINST       [ ]    ABSTAIN         [ ]

3. In their discretion, the proxies are authorized to vote on any other business that may properly come before the special meeting or any adjournments or postponements thereof.

                                            Please sign exactly as name appears
                                            on this proxy. Joint owners should
                                            all sign. Executors, administrators,
                                            trustees and others acting in a
                                            representative capacity should
                                            indicate title when signing.

                                            Dated                       , 2001
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                                            Signed
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                           Please sign, date and return this proxy promptly in
                           the enclosed envelope.









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